EXHIBIT 99.1

Gasel Transportation Lines, Inc. Reports Third Quarter 2003 Results and Redevelopment Status

MARIETTA, Ohio, Nov. 26, 2003 (PRIMEZONE) -- Gasel Transportations Lines, Inc., (OTCBB:GSEL) currently operating as a debtor in possession under Chapter 11 Reorganization, today announced results for fiscal third quarter 2003. For the three months ended September 30, 2003, freight income revenue totaled $3,303,539 and training school revenue was $109, 750 for combined revenue of $3,413,289, representing a 3.09% decline from prior year combined revenue of $3,522,063. Combined revenue for the nine month period ended Sept. 30, 2003 of $10,453,844 was 7% lower than the $11,257,485 recorded for the same period one year prior. The revenue decline is largely a result of the Company's downward fleet size that was adjusted to meet depressed freight demand commensurate with the sluggish domestic economy over the past year, particularly in manufacturing and "dry freight" sectors.

Net loss narrowed by 19.07% to ($330,619) from year prior results of ($411,721). Earnings per share EPS for Q3, 2003 were ($0.033). Net loss for the nine month period ended Sept. 30, 2003 totaled ($2,246,079) as compared to net loss of ($678,167) for the same nine month period one year prior.

Total Operating Expenses for the third quarter of 2003 were reduced by 20.12% to $462,734 from $579,313 in the third quarter of 2002, indicative of the Company's down sizing and intense cost cutting actions. Reorganization costs totaled $69,304 for the quarter and included $42,000 of professional and bankruptcy fees and $27,304 loss on disposition of Assets-post-Petition.

The loss for the third quarter 2003 was significantly lower than the loss incurred during the pre-petition period this past year (including: 4th quarter 2002, 1st and 2nd quarters 2003) indicative of the Company's success with the implementation of a comprehensive economic recovery plan, developed and initiated in June 2003.

Mike Post, President & CEO commented that: "We are quite pleased with our progress for the third quarter of 2003. The ongoing reorganization has certainly strained the company, but in spite of our current status, we significantly reduced our third quarter net loss by over 19% compared to the same period last year, and hugely cut the loss compared to the prior two quarters of this year. In addition, we acquired substantial new contracts and changed our sales mix to increase revenues and equipment efficiencies, and recent financial results suggest that those initiatives are translating to the bottom line. Recently acquired sales contracts with major national customers are expected to continue to have a significant positive impact our top line revenues as well as improve our operating cost through better equipment and driver productivity. We are also pleased to see a big turnaround in external factors in the transportation industry. The overall improvement in the economy and commercial purchasing is revitalizing demand for freight shipping services and Gasel is firmly positioned to meet the increased demand from current and future customers. We have also made significant progress in our reorganization process and continue to receive excellent cooperation from our creditors. Hopefully, Gasel will achieve mutually agreeable and final terms in the near future with our creditors, and emerge a much more effective Company with excellent prospects for future growth."

Gasel Transportation Lines, Inc., based in Marietta, Ohio, with a terminal and sales offices in Columbus, Ohio, is a national long and regional haul truckload common and contract carrier, and provides logistic services throughout the continental United States and Canada. For more information, visit www.gasel.net.

This press release may make forward-looking statements that are subject to various uncertainties and risks that could affect their outcome. Factors that could cause or contribute to differences include, but are not limited to, economic conditions, product demand and sales, competition and competitors' actions, and changes in the transportation industry. Please refer to the company's SEC filings, including Forms 10K and 10Q for a more detailed discussion of the risks.

                    GASEL TRANSPORTATION LINES, INC.
                         AND ITS SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET

                                                         September 30,
                                                             2003
                                                         ------------
                                                          (Unaudited)
 ASSETS

 Current Assets
 --------------

 Cash and Cash Equivalents                                   $ 24,371
   Accounts Receivable-Trade, Net of Amounts Sold With
   Recourse of $1,096,053 and Allowance of $50,000            431,985
 Inventory                                                    166,402
 Prepaid Expenses and Other Current Assets                    153,219
                                                           ----------
   Total Current Assets                                       775,977

 Property and Equipment
 ----------------------
 Land and Buildings                                           770,054
 Tractors                                                  11,659,621
 Trailers                                                   2,979,005
 Shop Equipment                                               408,285
 Office Equipment                                             218,820
                                                           ----------
                                                           16,035,785

 Less Accumulated Depreciation                             10,172,391
                                                           ----------

   Net Property and Equipment                               5,863,394

 Revenue Equipment Held for Sale                            1,163,253
 -------------------------------

 Other Assets

 Other                                                          7,683
                                                           ----------

   Total Other Assets                                           7,683
                                                           ----------

 TOTAL ASSETS                                            $  7,810,307
                                                       ==============

                                                         September 30,
                                                              2003
                                                       --------------
                                                          (Unaudited)

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities
 -------------------
 Cash Overdraft                                             $  88,935
 Accounts Payable-Trade                                       333,672
 Accrued Contract Labor and Other Expenses                    187,687
                                                           ----------
     Total Current Liabilities
        Not Subject to Compromise                             610,294

 Liabilities Subject to Compromise                          9,716,498
 ---------------------------------                         ----------

   Total Liabilities                                       10,326,792

 Redeemable Warrants                                           50,000
 -------------------

 Stockholders' Equity (Deficit)

 Common Stock, no par value,
   10,000,000 shares authorized,
   9,877,966 issued and 9,870,066 outstanding               2,543,481
 Additional Paid in Capital                                   102,786
 Accumulated (Deficit)                                     (5,194,919)
 Less: Treasury Stock,at cost, 7,00 shares                    (17,833)
                                                          ------------

   Total Stockholders' Equity (Deficit)                    (2,566,485)
                                                          ------------
 TOTAL LIABLITIES AND STOCKHOLDERS'EQUITY (DEFICIT)       $  7,810,307
                                                          ============

                   GASEL TRANSPORTATION LINES, INC.
                 STATEMENTS OF CONSOLIDATED OPERATIONS

                     Three Months Ended           Nine Months Ended
                   ------------------------  --------------------------
                     Sept 30,    Sept 30,       Sept 30,      Sept 30,
                      2003         2002           2003          2002
                   ----------  ------------  ------------  ------------
                   (Unaudited)  (Unaudited)   (Unaudited)   (Unaudited)
                   ----------  ------------  ------------  ------------
 Revenues
 --------
 Freight Income    $3,303,539 $  3,407,037  $ 10,098,847  $  10,879,264
 Training School
  Revenue             109,750       115,026       354,997       378,221
                   ----------  ------------  ------------  ------------
                    3,413,289     3,522,063    10,453,844    11,257,485

 Cost of Revenue    3,206,320     3,131,111    10,061,482     9,623,415
                   ----------  ------------  ------------  ------------

 Gross Profit         206,969       390,952       392,362     1,634,070

 Operating Expenses
 ------------------
 Garage Expenses      104,462        86,047       270,915       239,513
 General and
  Administrative
  Expenses            358,272       493,266     1,304,606     1,391,829
 Impairment Loss           --            --       434,583            --
                   ----------  ------------  ------------  ------------
                      462,734       579,313     2,010,104     1,631,342

 Operating Income
  (Loss)             (255,765)     (188,361)   (1,617,742)        2,728

 Other Income
  (Expense)
 ----------------
 Interest Income           17         4,493         8,814         5,168
 Other Income          13,421         7,147        31,454        90,550
 Gain (Loss) on
  Disposition Of
  Assets-Pre-
  Petition                --            --       (42,957)        12,075

 Interest Expense,
  Net (Contractual
  Interest of
  $266,481 and
  $878,103 for
  the three and
  nine months
  ended September
  30, 2003,
  respectively)       (18,988)    (235,000)     (525,014)     (788,688)
                   ----------  ------------  ------------  ------------
                       (5,550)    (223,360)     (527,703)     (680,895)
 (Loss) from
  Operations
  Before
  Reorganization
  Items and Tax
  Provision          (261,315)     (411,721)   (2,145,445)    (678,167)

 Reorganization Items
 --------------------
  Professional
  and Bankruptcy
  Fees                 42,000            --        73,330            --
 Loss on
  Disposition Of
  Assets-Post-
  Petition             27,304            --        27,304            --
                   ----------  ------------  ------------  ------------
                       69,304            --       100,634            --

 (Loss) Before
  Tax Provision      (330,619)    (411,721)    (2,246,079)    (678,167)
                   ----------  ------------  ------------  ------------

 Provision for
  Income Taxes             --            --            --            --
                   ----------  ------------  ------------  ------------

 Net Income (Loss) $(330,619)  $  (411,721)  $(2,246,079)  $  (678,167)
                   ==========  ============  ============  ============

 Basic (Loss)
  Per Share        $   (.033)   $    (.170)  $     (.248)  $     (.281)
                   ==========  ============  ============  ============
 Diluted (Loss)
  Per Share        $   (.033)  $     (.170)  $     (.248)  $     (.281)
                   ==========  ============  ============  ============

 Weighted Average
  Common Shares
  Outstanding:
    Basic           9,870,066     2,420,555     9,071,455     2,410,286
                   ==========  ============  ============  ============
    Diluted         9,870,066     2,420,555     9,071,455     2,410,286
                   ==========  ============  ============  ============

 See accompanying notes to consolidated financial statements.

CONTACT:  Gasel Transportation Lines, Inc.
          S. Gene Thompson, Chief Financial Officer
          Allan M. Blue, Director
          (740) 373-6479